EXHIBIT 10.1


                                PURCHASE CONTRACT

     THIS AGREEMENT made and entered into this 20th day of October 1998, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and SOUTHEASTERN INCOME PROPERTIES II LIMITED PARTNERSHIP, a Virginia limited partnership, (hereinafter called "Seller").


                                    ARTICLE I
                                  THE PROPERTY

     1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as HUNTERS CREEK APARTMENTS located in CHARLOTTESVILLE, VA with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 240 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).


                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE PRICE. The total purchase price shall be SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND ($7,750,000) as evidenced by cash or cash equivalent at closing.

     2.2 NON-REFUNDABLE DEPOSIT. Upon the execution of this Agreement, Purchaser shall deposit the sum of TWENTY FIVE THOUSAND ($25,000) DOLLARS in escrow as a non-refundable fee. However, in the event that Seller does not fulfill its obligations to Purchaser as required in this Agreement prior to the completion of the "Inspection Period" described in Article VI below (whether or not Purchaser proceeds to closing), then this sum shall be refundable.

     2.3 DEPOSIT. SEVENTY FIVE THOUSAND ($75,000) DOLLARS to be placed in escrow at the end of the "Inspection Period"


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described  in Article VI below.  Said  deposits  shall be placed in escrow  with
Commonwealth Land Title Insurance Company or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per
Article XI below.


                                   ARTICLE III
                                  TITLE MATTERS

     3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable and those matters of record accepted by Purchaser in accordance with paragraphs 3.2 and 3.3 below.

          (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

     3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall furnish to Purchaser a commitment for Title Insurance, (the commitment). If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel during the Inspection Period. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure. The commitment shall be furnished without cost to Purchaser, except and unless Purchaser obtains a policy.

     3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, execised by written notice to Seller within five (5) business days after receipt of Seller's notice, shall be void; each party shall be released from all obligations hereunder except those that expressly survive pursuant to the terms of this Agreement; and all deposits shall be immediately returned to Purchaser.

     3.4 TITLE. Purchaser shall have the obligation to review the title report and Survey as part of its "Inspection Period" described in Article VI below.


                                   ARTICLE IV
                                   PRORATIONS

     4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, as of 12:00 midnight on the day prior to the closing: rents and other income from the Property; operating expenses; any pre-paid rent; advances and/or consideration (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes


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and personal and business  property  taxes for the year of closing (based on the most recent assessment and the most recent levy).

     4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

     4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.


                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

     5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

          (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have until the expiration of the Inspection Period in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.


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          (B) The receipt by  Purchaser  of Seller  documents  described  in 7.2 below.

          (C) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct in all material respects.

          (D) On the condition that there have been no material or adverse changes to the property or to the terms of the leases.

          (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

          (F) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Purchaser may elect, or or before the completion of the Inspection Period to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

     6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

     6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contracts, all loss runs for the last five (5) years, if available; Plans and Specifications for the Property, if available, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property, if available. The Seller warrants that all these items were those actually relied upon by the Seller and were prepared or received in the ordinary course of business.


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     6.2.2  INSPECTION  OF BOOKS AND  RECORDS;  ACCESS.  Upon  execution of this
Agreement and receipt of fully executed copies by both parties or their attorneys, Purchaser, its employees, agents and contractors shall have 14 days (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours and upon reasonable prior notice to Seller for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. In the event any invasive tests shall be used by the Purchaser, then the Purchaser shall give notice to the Seller for approval (not to be unreasonably withheld) prior to the commencement of said testing. In any event, the Purchaser shall be responsible for any actual damages to the Property as a result thereof and Purchaser shall carry insurance to hold Seller harmless from any claims as a result of the inspection. Where insurance does not provide coverage and Purchaser is liable, the Purchaser agrees to hold Seller harmless over and above insurance. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein.

     6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser.

          6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire fourteen (14) days from the date of this Agreement or such other date as the parties may agree to in writing. However, it is agreed that in the event of any delay caused in the obtaining of either the title report and/or the Survey that there will be an automatic extension of the Inspection Period, as to these two items only, of five (5) after the receipt of the title report and/or Survey, but in no event later than November 11, 1998.

     6.2.5 "RENT READY". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant, but in no event later than November 11, 1998.


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apartment units,  are to be in a "rent ready"  condition (as defined above),  at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

     6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.


                                   ARTICLE VII
                                     CLOSING

     7.1 CLOSING. Closing will be held on or about seven (7) days after the completion of the Inspection Period at such place and at such time as the parties may agree.

     7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

          (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

          (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

          (C) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of VIRGINIA.

          (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

          (E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.


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          (F) An  affidavit  of Seller that to the best of its  information  and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

          (G) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

          (H) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

          (I) Seller's affidavit that it is authorized to execute this Agreement and to complete the sale without any further action on its behalf.

          (J) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

          (K) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement.

          (L) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

          (M) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser and reasonably acceptable to Seller.

          (N) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

          (O) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT E.

          (P) Purchaser hereby waives any claim it may have against Seller as a result of Seller's compliance with the above Paragraph O, and further agrees to indemnify and hold harmless


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Seller and its property manager from a claim, damage, loss or liability to which
Seller or its property manager are at any time subject by any person not a party to this Agreement as a result of Seller's compliance with this paragraph.

     7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

          (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

          (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

          (C) Deliver to the Seller a resolution of the Purchaser that:

               (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

               (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.


                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants that as of the date of closing hereof:

          (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

          (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

          (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.


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          (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

          (E) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property, except for actions against tenants for rent, none of which having a counterclaim.

          (F) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

          (G) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

          (H) To Seller's knowledge, during the period of Seller's ownership, no portion of the Property has ever been used by Seller as a landfill or as a dump to receive garbage, refuse, waste or fill material whether or not hazardous. Seller, to Seller's knowledge, during the period of Seller's ownership, has not stored, handled, installed or disposed of any Hazardous Substances (as hereinafter defined) in, or about the Property or any other location within the vicinity of the Property; and, to Seller's knowledge, there are no Hazardous Substances on the Property. As used in this Agreement, the term "Hazardous Substances" means asbestos, polychlorinated biphenyl and such materials, waste, contaminants or other substances defined as toxic, dangerous to health or otherwise hazardous by cumulative reference to the following sources as amended from time to time: (I) the Resource and Recovery Act of 1976, 42 USC Section 6901 et. seq. ("RCRA"); (ii) the Hazardous Materials Transportation Act, 49 USC
Section 1801, et. seq.; (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC Section 9601 et. seq. ("CERCLA");
(iv) applicable laws of the jurisdiction where the Property is located; and (v) any federal, state or local statutes, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body. The term "Hazardous Substances" does not include usual and customary cleaning and other supplies necessary for the


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normal maintenance and/or occupancy of the Property.

          (I) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

          (J) The representations and warranties of Seller contained in this Agreement will survive the Closing for a period of one (1) year after the Closing; and any claim based upon any alleged breach thereof must be alleged (in writing) within such one year period. Failure to give notice on any alleged breach within the time period specified herein shall constitute a waiver of any such claim. In addition, and notwithstanding any other provision of this Agreement, if Purchaser has actual knowledge of any misrepresentation or breach of Seller on or prior to the Closing, and nevertheless proceeds to close on the Closing Date, then Purchaser shall be deemed to waive, and hereby waives, any such misrepresentations and breach.

     8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

     8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

     8.4 "AS IS". Purchaser represents, warrants and agrees that (i) except as, and solely to the extent specifically set forth in this Agreement, neither Seller nor any of the employees, agents


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or attorneys of Seller make any verbal or written  representations,  warranties, promises or guaranties whatsoever to Purchaser, whether express or implied, of any sort or nature relating to the condition (physical, financial or otherwise) or operation of the Property, the access, fitness for any specific use, merchantability, habitability, or the lie and topography, of all or any portion of the Property, the existence, location or availability of utility, lines for water, sewer, drainage, electricity or any other utility, the income-producing potential of the Property, the competition or market of the Property or the actual or projected revenue and expenses of the Property, the laws, regulations and rules applicable to the Property or the compliance (or non-compliance) of the Property therewith, any environmental laws, regulations and rules (or other laws relative to Hazardous Materials) applicable to the Property or the compliance (or non-compliance) of the Property therewith, the quantity, quality or condition of the articles of personal property included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or relating to the Property or the transactions contemplated hereby, and Purchaser has not relied upon any such representations, warranties, promises or guarantees or upon any statements made in any informational brochure with respect to the Property, and (ii) upon the expiration of the Inspection Period and provided Purchaser does not elect to terminate this Agreement as provided for herein the Purchaser will have examined the Property, and based upon such examination, will be familiar with the physical condition thereof, and will have conducted such investigations of the financial affairs and management to the Property as Purchaser considered appropriate, and elected to proceed with the transaction having made and relied solely on Purchaser's own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances expect as, and solely to the extent specifically set forth in this Agreement.

     Except as specifically provided for in this Agreement, Purchaser agrees to accept the Property "as is" in its present condition, subject to the reasonable use, wear, tear and natural deterioration of the Property between the date of this Agreement and the Closing.


                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

     9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty, the Seller agrees to assign all of its insurance covering said loss, tender its deductible under its policy as a closing adjustment, and further compensate Purchaser for lost rent collection to the extent of the insurance proceeds. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage and Purchaser


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shall have the right to review the  insurance,  the damages  and other  relevant data. The Purchaser shall, within thirty (30) days, either accept the premises pursuant to the terms of this paragraph or send a notice of cancellation. In the event of cancellation, all funds paid by Purchaser under this Agreement shall be returned to the Purchaser and this Agreement shall become null and void and the parties shall be released of all obligations hereunder.

     9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either (a) terminate this Agreement, in which event the deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

     9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.


                                    ARTICLE X
                               BROKER'S COMMISSION

     10.1 COMMISSION. Seller agrees to pay a brokerage fee to INSIGNIA CAPITOL ADVISORS, pursuant to a separate agreement between Seller and Broker. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any brokerage fees to any broker, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.


                                   ARTICLE XI
                                     DEFAULT

     11.1 DEFAULT DEFINED. Default for the purpose of this

Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at it's election, may elect (a) to terminate this Agreement whereupon the Title Company shall return the Earnest Money to Purchaser and Seller shall pay Purchaser Twenty Five Thousand ($25,000) Dollars under this Agreement as agreed-upon liquidated damages and not as a penalty, it being otherwise difficult or impossible to estimate Purchaser's actual damages, and which liquidated damages shall be in lieu of any other damages or the right to specific performance; or
(b) be entitled to sue Seller for specific performance of this Agreement, provided, however, Seller shall not be required to expend is excess of Twenty Five Thousand ($25,000) Dollars under this Agreement to correct any matter Seller did not deliberately cause, except for monetary liens, including but not limited to taxes, mortgages, mechanic's Liens, etc.; or (c) Purchaser may commence an injunction proceeding to stop conveyance contrary to this Agreement. Seller shall indemnify Purchaser for any and all expenses incurred if Purchaser elects to pursue its option under (b) or (c) above, including reasonable attorneys' fees.

     11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.


                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller once to Cornerstone Realty Income

Trust, Inc.

     12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

     12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

     12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

     12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

     12.10 CONFIDENTIALITY. The parties shall keep confidential the existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency. This clause shall survive closing.

     12.11 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

          (a)  EXHIBIT A, the legal description of the Land.
          (b)  EXHIBIT B, list of personal property.
          (c)  EXHIBIT C, the form of Deed.
          (d)  EXHIBIT D, (i) the form of Bill of Sale
               (ii) Assignment and Assumption of Leases, etc.
          (e)  EXHIBIT E, the form of the Representation
               Letter.


                                  ARTICLE XIII
                                     NOTICE

     13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing signed by the party giving the same or its attorney and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

     To Seller:

     With a copy to
      Seller's Attorneys: William Post, Esq.
                          Post & Heymann
                          100 Jericho Quadrangle, Suite 2140
                          Jericho, NY   11753
                          Fax: (516) 433-2777

     To Purchaser: Mr. Gus Remppies
                   Cornerstone Realty Group, Inc.
                   306 E. Main Street
                   Richmond, VA  23219
                   Fax:  (804) 782-9302

     With a copy to
      Purchaser's Attorneys: Harry S. Taubenfeld, Esq.
                             Zuckerbrod & Taubenfeld
                             575 Chestnut St., P.O. Box 488
                             Cedarhurst, NY   11516
                             Fax:  (516) 374-3490

                                                       -and-

                                          Steve Delaney, Esq.
                                          LeClair Ryan
                                          707 East Main Street - 11th Fl.
                                          Richmond, VA   23219
                                          Fax: (804) 783-2294

     13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier or by facsimile transmission (provided receipt of the notice is confirmed and the original follows by one of the other methods of delivery described herein). Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER: Southeastern Income Properties II Limited Partnership, a Virginia limited partnership

BY: Winthrop Southeast Limited Partnership, a Delaware limited partnership, its general partner

BY: Eight Winthrop Properties, Inc., a Delaware corporation, it general partner


BY: /s/ John Alba
   -----------------------------

                                                        Date:
                                                        -------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

BY: /s/ Gus G. Remppies
   -----------------------------

Its: Vice President                                     Date:
    ----------------------------                        -------------

                    FIRST MODIFICATION TO PURCHASE CONTRACT
                           (HUNTERS CREEK APARTMENTS)

     This First Modification to Purchase Contract ("MODIFICATION") is made and entered into this ____ day of November 1998 between CORNERSTONE REALTY GROUP, INC. ("PURCHASER") and SOUTHEASTERN INCOME PROPERTIES II LIMITED PARTNERSHIP ("SELLER").

     WHEREAS, Purchaser and Seller entered into a Purchase Contract on the 20th day of October 1998 ("AGREEMENT").

     WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

     1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement.

     2. ARTICLE II, Paragraph 2.1, is hereby amended and restated as follows:

               2.1 PURCHASE PRICE. The total purchase price shall be SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND ($7,750,000) DOLLARS payable by cash or cash equivalent at closing.

     3. Purchaser shall recieve a credit against the purchase price upon closing in the amount of the then outstanding principal balance of the Note (as defined herein) on the date of closing.

     4. ARTICLE II, Paragraph 2.2, is hereby amended and restated in its entirety as follows:

               2.2 NON-REFUNDABLE DEPOSIT. Upon execution of theis Modification, Purchaser shall deliver to Seller the sum of Twenty Five Thousand
          ($25,000) Dollars as a non-refundable fee. In the event closing occurs, such amount will be credited towards the purchase price, but shall otherwise be non-refundable in the event the sale does not occur, except for failure to close as a result of the acts or defualt of the Seller.

     5. ARTICLE II, Paragraph 2.3, is hereby amended and restated in its entirety as follows:

               2.3 DEPOSIT. FOUR HUNDRED SEVENTY FIVE THOUSAND ($475,000) DOLLARS to be placed in escrow by November 4, 1998. Said deposit shall be placed in escrow in an interest-bearing account with Commonwealth Land Title Insurance Company or its authorized agent as a earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

     6. ARTICLE II is hereby further amended to add the following Paragraph:

               2.4 EXISTING MORTGAGE.

               (a) The Property shall be conveyed subject to Purchaser's assumption and promise to pay in accordance with its terms the loan (the "Loan") evidenced by that certain Promissory Note (the "Note"), dated February 17, 1993 in the original principal sum of FOUR MILLION ONE HUNDRED THOUSAND ($4,100,000) DOLLARS payable to the order of HANOVER CAPITAL MORTGAGE CORPORATION (the "Lender"), and assumption and promise to perform all covenants and obligations of Seller under the documents or instruments governing, securing, evidencing or pertaining to the indebtedness evidenced by the Note (collectively, the "Loan Documents"), including, but not limited to, that certain Indenture of Mortgage, Deed of Trust, Deed to Secure Debt, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and leases of even date with the Note (the "Deed of Trust") recorded in the Real Property Records of Albemarle County, Virginia.

               (b) Seller represents and warrants that (i) Seller will deliver to Purchaser true and complete copies of the existing Deed of Turst, the Note secured thereby and any extensions and modifications thereof in its possession or in the possession of its attorney, and (ii) there are no monetary defaults by Seller under the terms of the Loan Documents and it has received no written notice of any defualt under any of the terms of the Loan Documents. From and after the Effective Date of this Agreement to the Closing Date, Seller agrees to pay to Lender all installments of principal, interest and escrows and any other sums of which Seller has notice that are due and payable under the Loan Documents, as and when such payments are due.

               (c) Seller and Purchaser shall immediately upon the execution of this Agreement take whatever steps are necessary to contact the Lender and initiate the procedure to procure the right to assign the Loan to the Purchaser pursuant to an Assignment and Assumption Agreement. The Purchaser and Seller agree to cooperate with the other in procuring permission for Purchaser to purchase the Property and assume the Loan set forth herein above. Seller agrees to provide copies of all correspondence and applications to the Purchaser. The Purchaser agrees to submit promptly to Lender, but in any event no later than five (5) business days after receipt of Lender's "Assumption Package", all information requested by Lender to process the Property transfer request, and thereafter diligently and promptly submit all additional information reasonable requested by Lender. The parties further agrees to use their reasonable efforts to procure said approval within sixty
          (60) days from the execution of this Modification.

               (d) Purchaser agrees to execute and deliver to the Lender all documents and instruments reasonably requested by the Lender in connection with the assumption, to form an "SPE Entity" and take title to the Property in such entity if required by the Lender, and further agrees to pay to the Lender all reasonable fees and reasonable expenses of the Lender, and its reasonable counsel fees in connection with the assumption, including, but not limited to, any assumption or transfer fee provided for in the Deed of Trust and the reasonable fees of Lender's attorney in connection with preparation of the assumption documents. Purchaser shall also pay all premiums for any endorsements required by the Lender in connection with the assumption to the Lender's mortgagee policy of title insurance or the cost of a new mortgage policy of title insurance, if required by the lender. Seller shall not be obligated to incur any expenses other than normally required in a sale and its legal fees.

               (e) Seller shall assign to Purchaser all its escrow and reserve accounts held by Lender and in that case Purchaser shall pay amount in the escrow account or reserve fund to Seller at Closing.

               (f) It is understood that in the event that the assignment of the mortgage is not approved, the deposit set forth in Paragraph 2.3, together with interest, shall be returned to the Purchaser at the termination of the sixty (60) days or extension thereof and notification by the Purchaser.

     7. ARTICLE IV is hereby amended to add the following Paragraph:

               4.5 MORTGAGE ADJUSTMENT. Purchaser shall receive a credit for what would have been the prepayment charge required by the aforesaid Lender if the Loan had not been assumed as of 11/3/98 in the amount of $254,521.90, and Purchaser agrees to assume the cost of the assignment fee. Interest on the loan shall be prorated as of the closing date.

     8. ARTICLE VI, Paragraph 6.2.4, is hereby amended and restated as follows:

               6.2.4 TERMINATION OF INSPECTION PERIOD. Purchaser acknowledges that it has inspected the Property and hereby agrees that the Inspection Period has terminated and it has elected to proceed with the purchase of the Property upon the terms and conditions set forth in the Agreement, as amended hereby, except for the terms of the mortgage and note to be assumed. The Inspection Period for the mortgage assignment shall remain open for three (3) days after receipt of the final documents.

     9. ARTICLE VII, Paragraph 7.1, is hereby amended and restated in its entirety to read as follows:

               7.1 CLOSING. Closing will be held on or about five (5) days after the notification that the assignment of the Existing Mortgage has been completed, with an extension of an additional thirty (30) days if requested by the Purchaser, at such place and at such time as the parties may agree, but in any event no later than February 10, 1999.

     10. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

     11. In the event there is any conflict in the terms of this Modification and the terms of the Agreement, the terms of this Modification shall govern.

     12. This Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification on the date first above written.

                                   SELLER:

                                   SOUTHEASTERN INCOME PROPERTIES II LIMITED
                                   PARTNERSHIP
                                     BY: WINTHROP SOUTHEAST LIMITED PARTNERSHIP,
                                          a Delaware limited partnership,
                                          Its General Partner

                                       BY: EIGHT WINTHROP PROPERTIES, INC.,
                                          a Delaware corporation,
                                          Its General Partner

                                          By: /s/ John Alba
                                             -------------------------------
                                                  John Alba
                                          Its: Vice President


                                   PURCHASER:

                                   CORNERSTONE REALTY GROUP, INC.

                                   By: /s/ Gus G. Remppies
                                      ---------------------------

                                   Its: Vice President
                                       --------------------------